UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2024

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
501 Canal Blvd., Richmond, California 94804
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure.
On June 4, 2024, the Company filed a Certificate of Amendment of the Restated Certificate of Incorporation with the Delaware Secretary of State, which increased the number of authorized shares of the Common Stock from 640,000,000 to 960,000,000 shares (the “Common Stock Increase Amendment”). At the Company’s 2024 annual meeting of stockholders held on June 4, 2024 (the “2024 Annual Meeting”), the holders of a majority of the outstanding shares of Common Stock of the Company approved the Common Stock Increase Amendment.
In connection with the 2024 Annual Meeting, Sangamo filed a proxy statement on Schedule 14A (the “Proxy Statement”) on April 19, 2024. The Proxy Statement described the voting threshold needed to approve the Common Stock Increase Amendment as requiring an affirmative vote of a majority of all votes cast at the 2024 Annual Meeting. The Company believes that the Proxy Statement accurately described the vote required to adopt the Common Stock Increase Amendment under a recently enacted provision of the Delaware General Corporation Law (the “DGCL”) (Section 242(d)(2)), which became effective on August 1, 2023.
On June 3, 2024, the law firms of Pomerantz LLP and Fields Kupka & Shukurov LLP filed a stockholder class action complaint against the Company and the Company’s board of directors in the Delaware Court of Chancery (“Court of Chancery”) on behalf of one purported stockholder of the Company. Among other matters, the complaint alleged that because the Proxy Statement had specified that a majority-of-votes-cast voting standard was required for the approval of the Common Stock Increase Amendment, rather than a majority-of-outstanding-shares voting standard, the Common Stock Increase Amendment and any issuances of Common Stock pursuant thereto were and are not validly authorized, despite the fact that both a majority of the votes cast at the 2024 Annual Meeting and a majority of the outstanding shares of Common Stock as of the record date for the 2024 Annual Meeting voted in favor of the Common Stock Increase Amendment.
To resolve any uncertainty with respect to the validity of the Common Stock Increase Amendment, on August 29, 2024, the Company filed an application in the Court of Chancery under Section 205 of the DGCL, seeking to validate the effectiveness of the Common Stock Increase Amendment (the “Section 205 Application”). Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts. A copy of the Section 205 Application in the form filed with the Court of Chancery is attached as Exhibit 99.1 to this Current Report on Form 8-K. Concurrently with the Section 205 Application, the Company filed a motion to expedite the hearing on the Section 205 Application.
On September 10, 2024, the Court of Chancery granted the Company’s motion to expedite and directed the Company to (1) file this Form 8-K, attaching the Section 205 Application; (2) describe the relief sought in the Section 205 Application; (3) notify stockholders that the Court of Chancery will hold a final hearing to consider the merits of the Section 205 Application on December 12, 2024, at 9:15 a.m. Eastern Time at the Leonard L. Williams Justice Center in Wilmington, Delaware (the “Section 205 Hearing”); and (4) notify stockholders that if any stockholder of the Company wishes to express a position on the Section 205 Application, such stockholder may (A) appear at the Section 205 Hearing or (B) file a written submission with the Register in Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, referring to the case caption, In re Sangamo Therapeutics, Inc., C.A. No. 2024-0911-PAF (Del. Ch.), in advance of the Section 205 Hearing, and any such written submission should be emailed to the Company’s counsel, Kevin M. Gallagher, Richards, Layton & Finger, P.A., at gallagher@rlf.com. In accordance with the Court of Chancery’s September 10, 2024 order, any opposition and all supporting papers must be filed with the Court, through the Register in Chancery at the address listed herein, by November 12, 2024.
This Current Report on Form 8-K constitutes notice of the Section 205 Hearing. If any stockholder of the Company wishes to appear at the Section 205 Hearing to express a position on the Section 205 Application, such stockholder may contact the Company’s counsel, Kevin M. Gallagher, at gallagher@rlf.com in advance of the Section 205 Hearing to obtain information on how to appear and participate in the Section 205 Hearing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Section 205 Verified Petition
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: October 4, 2024	By:	/s/ SCOTT B. WILLOUGHBY
	Name:	Scott B. Willoughby
	Title:	Senior Vice President, General Counsel and Corporate Secretary